UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

FLEXSHOPPER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc. (the “Company”)

February 25, 2022

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2022, each of Richard House Jr. and H. Russell Heiser Jr. entered into an amended and restated employment agreement with us. The employment agreements with Messrs. House and Heiser extend for a term expiring on December 31, 2025. At the end of the initial term, their employment will automatically renew for three successive one-year terms unless we or the executive delivers written notice of our or his election to not so renew. Pursuant to these employment agreements, Messrs. House and Heiser have agreed to devote all of their business time, attention and efforts to the performance of their duties as our Chief Executive Officer and our Chief Financial Officer, respectively. The employment agreements provide that, effective as of January 1, 2022, Messrs. House and Heiser will receive a base salary at an annual rate of $460,000 and $360,000, respectively, for services rendered in such positions. Pursuant to a short-term incentive plan approved by the Compensation Committee of our Board, each executive may be entitled to receive cash bonuses based on the executive meeting and exceeding performance goals relating to the net revenue and EBITDA of our company. The target cash bonuses under the short-term incentive plan are up to 50% of Mr. House’s annual base salary (with a maximum bonus payment of 100% of his base salary) and up to 40% of Mr. Heiser’s annual base salary (with a maximum bonus payment of 80% of his base salary).

Pursuant to a long-term incentive plan approved by the Compensation Committee of our Board, each executive will receive grants of stock options and performance share units (“PSUs”) under our 2018 Omnibus Equity Compensation Plan. Messrs. House and Heiser were granted stock options to purchase such number of shares of our common stock with a fair market value of $345,000 and $135,000, respectively, determined using the Black-Scholes formula for fair value as of the February 23, 2022 grant date and a ten-year life, with annual vesting at the rate of 25% over four years, commencing on December 31, 2022. Messrs. House and Heiser were also granted PSUs for shares of our common stock with a fair market value of $690,000 and $270,000, respectively, based on the common stock price as of the February 23, 2022 grant date. The PSUs are subject to both performance and time-based vesting. The performance metrics are based on specified EBITDA goals for our company. If we achieve 100% of the performance metrics, 50% of the PSUs will vest (and 50% will be forfeited), with a maximum vesting of 100% of the PSUs if 200% of the target performance is achieved. For the time-based component, the PSUs will vest annually at the rate of 25% over four years, commencing on December 31, 2022.

The employment agreements also provide for termination by us upon death or disability of the executive (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon cause, which includes willful misconduct, gross negligence, willful failure to perform duties, fraud/embezzlement, willful policy violation or a breach of the employment agreement. In the event any of the employment agreements are terminated by us without cause or by the executive for good reason, defined as a material breach of the agreement by us, such executive will be entitled to one year’s salary and COBRA reimbursement and immediate vesting of any equity which would have otherwise vested in the one year following the termination.

In the event of a termination without cause or resignation for good reason in either case within three months preceding or 12 months following a change of control of our company, Messrs. House and Heiser will receive two years’ salary, their target bonus, 18 months of COBRA reimbursement and immediate vesting of all outstanding unvested (but non-forfeited) equity awards.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business or soliciting employees or clients during the term of such employment agreements and two years thereafter, (b) prohibiting the executive from disclosure of confidential information regarding us at any time and (c) confirming that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.

As part of the preparation of the foregoing employment agreements, the Compensation Committee of our Board engaged Lockton Companies, a global provider of executive compensation services, to provide advice related to the design of the base salary, and short-term and long-term incentive cash and equity-based awards for our senior management team. The principal purpose for this engagement was to ensure that the terms of the overall compensation and equity-based awards to these executives created incentive structures aligned with stockholder interests and were consistent with current market practices.

The foregoing summaries are qualified by reference to the full texts of the employment agreements with Messrs. House and Heiser, attached as Exhibits 10.1 and 10.2, respectively, each of which is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of February 23, 2022, between FlexShopper, Inc. and Richard House Jr.*
10.2	Amended and Restated Employment Agreement, dated as of February 23, 2022, between FlexShopper, Inc. and H. Russell Heiser Jr.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Dated: February 25, 2022	By:	/s/ Richard House
		Name:	Richard House
		Title:	Chief Executive Officer

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